UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts		02493
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 461-8000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE.

As previously disclosed, on August 8, 2016, Monster Worldwide, Inc., a Delaware corporation (the “Company”), Randstad North America, Inc., a Delaware corporation (“Parent”), and Merlin Global Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub is to merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a cash tender offer on September 6, 2016 to purchase any and all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $3.40 per Share in cash (the “Offer Price”), net to the seller in cash, without interest, less any applicable tax withholding, and on the terms and subject to the conditions set forth in the offer to purchase dated September 6, 2016 (the “Offer to Purchase”), and in the related letter of transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, constituted the “Offer”). The Offer and withdrawal rights in connection therewith expired at 12:00 midnight, New York City time, on October 28, 2016. Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer, advised that a total of 45,973,527 Shares had been validly tendered into and not withdrawn from the Offer, representing approximately 51.5% of the Shares outstanding (including restricted shares and shares issuable to holders of stock options). In addition, notices of guaranteed delivery have been delivered with respect to 3,708,393 Shares that have not yet been validly tendered, representing approximately 4.15% of the outstanding Shares (including restricted shares and shares issuable to holders of stock options). Merger Sub accepted for payment all Shares validly tendered into and not properly withdrawn from the Offer.

Following consummation of the Offer and confirmation that all conditions to the Merger set forth in the Merger Agreement were satisfied, on November 1, 2016, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (excluding (1) any Shares owned by Parent, Merger Sub or the Company or any of their respective subsidiaries, and (2) any Shares held by stockholders who are entitled to and who validly exercised appraisal rights under Delaware law) was canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable tax withholding. As a result, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2016 and incorporated herein by reference.

On November 1, 2016, the Company and Parent issued a joint press release announcing the completion of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2016, in connection with the Merger, (i) Merger Sub, on behalf of the Company, repaid (or, in the case of certain letter of credit obligations, cash collateralized) in full all outstanding indebtedness, including principal, interest, fees and all other amounts due in connection with such repayment under the Third Amended and Restated Credit Agreement, by and among the Company, certain subsidiaries of the Company, the lenders party thereto, and Bank of America, N.A., as agent, dated as of October 31, 2014 (as amended from time to time, the “Credit Agreement”), and (ii) in connection therewith, the Company terminated the Credit Agreement, except for certain of its contingent reimbursement and indemnification obligations thereunder. In connection with such payoff, the security interests granted in connection with the Credit Agreement were terminated and released.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure under the Introductory Note is incorporated by reference into this Item 2.01.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

As of September 30, 2016, the Company had approximately $133,750,000 in aggregate principal amount outstanding of its 3.50% Convertible Senior Notes due 2019 (the “Notes”). The Notes are governed by the Indenture between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of October 22, 2014 (the “Indenture”). The consummation of the Merger on November 1, 2016 constituted a “Fundamental Change” and a “Make-Whole Fundamental Change” under the Indenture. As result, holders of the Notes have the right to require the Company to repurchase their Notes at their principal amount plus accrued and unpaid interest on a date (the “Fundamental Change Repurchase Date”) specified by the Company in accordance with the terms of the Indenture (the “Repurchase Right”).

In connection with the Merger, holders of the Notes also have the right, in lieu of the Repurchase Right, to convert each $1,000 principal amount of their Notes for cash at the then-applicable conversion rate under the Indenture (the “Conversion Right”). Although the consummation of the Merger is a Make-Whole Fundamental Change, there are no additional “Make-Whole” Shares issuable upon conversion pursuant to the terms of the Indenture. Holders of the Notes may exercise the Conversion Right in connection with the Make-Whole Fundamental Change at any time until the business day immediately prior to the Fundamental Change Repurchase Date.

Assuming that each holder of Notes exercised the Repurchase Right, the Company would be obligated to make aggregate payments of approximately $133,750,000, plus accrued and unpaid interest.

Based on the Offer Price, the Notes will be convertible at a rate of 187.7405 shares of common stock per $1,000 principal amount of Notes (equal to a conversion price of $5.33 per share), and accordingly, assuming that each holder of Notes exercised the Conversion Right in connection with a Make-Whole Fundamental Change, the Company would be obligated to make payments of $638.3177 per $1,000 of principal amount outstanding or aggregate payments of approximately $85,375,000.

In connection with the Merger, on October 31, 2016, the Company and the Trustee executed a supplemental indenture to the Indenture (the “First Supplemental Indenture”), which provides that, at and after the Effective Time, each $1,000 principal amount of Notes will be convertible into the Offer Price receivable by a holder of a number of Shares that would have been issuable upon conversion of such principal amount of Notes immediately prior to the Merger (i.e., the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount into cash in an amount equal to $638.3177). A copy of the First Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Prior to the Effective Time, the Shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “MWW”. In connection with the completion of the Merger, the parties requested that the NYSE file a Form 25 with the SEC to remove the Shares from listing on the NYSE and to terminate the registration of the Shares pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of the Shares under the Exchange Act and suspend its reporting obligations under Section 13 and 15(d) of the Exchange Act.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed under the Introductory Note and Item 2.01, Item 2.04, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

At the Effective Time, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The information disclosed under the Introductory Note and Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the terms of the Merger Agreement, on November 1, 2016, the board of directors of Merger Sub immediately prior to the Effective Time, which consisted of Linda Galipeau and Denise Dettingmeijer, became the board of directors of the Company following the Merger, and the officers of Merger Sub immediately prior to the Effective Time, which consisted of Linda Galipeau as President, Denise Dettingmeijer as Treasurer and Jay Ferguson as Secretary, became the officers of the Company following the Merger.

The information required by Item 5.02 of Form 8-K regarding the new directors and officers of the Company has been previously disclosed in Schedule A of the Offer to Purchase, dated September 6, 2016, filed by Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, which information is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the consummation of the Merger, at the Effective Time the Company’s certificate of incorporation and bylaws were amended and restated so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which exhibits are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 8, 2016, by and among Monster Worldwide, Inc., Randstad North America, Inc. and Merlin Global Acquisition, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2016)

3.1	Amended and Restated Certificate of Incorporation of Monster Worldwide, Inc.

3.2	Amended and Restated Bylaws of Monster Worldwide, Inc.

4.1	First Supplemental Indenture, dated as of October 31, 2016, by and between Monster Worldwide, Inc. and Wilmington Trust, National Association, as Trustee, to the Indenture, dated as of October 22, 2014, governing Monster’s 3.50% Convertible Senior Notes due 2019

99.1	Press Release of the Company and Randstad Holding nv, dated November 1, 2016, announcing the Completion of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Linda Galipeau
Name:	Linda Galipeau
Title:	President

Date: November 1, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 8, 2016, by and among Monster Worldwide, Inc., Randstad North America, Inc. and Merlin Global Acquisition, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2016)

3.1	Amended and Restated Certificate of Incorporation of Monster Worldwide, Inc.

3.2	Amended and Restated Bylaws of Monster Worldwide, Inc.

4.1	First Supplemental Indenture, dated as of October 31, 2016, by and between Monster Worldwide, Inc. and Wilmington Trust, National Association, as Trustee, to the Indenture, dated as of October 22, 2014, governing Monster’s 3.50% Convertible Senior Notes due 2019

99.1	Press Release of the Company and Randstad Holding nv, dated November 1, 2016, announcing the Completion of the Merger